Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Netcapital Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (2)		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	Other (1)	865,264	(3)	$2.00	$1,730,528	$0.0001531	$265
	Total Offering Amounts						$1,730,528		$265
	Total Fees Previously Paid						—		208
	Total Fee Offsets						—		—
	Net Fee Due								$57

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), based upon the average of the high and low prices for a share of the registrant’s common stock as reported on The Nasdaq Capital Market on December 2, 2024.

(2)	Pursuant to Rule 416 under the Securities Act, the shares of common stock offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(3)	Represents the resale of (i) 253,947 shares of common stock issuable upon exercise of the May 2023 A-3 Inducement; (ii) 253,947 shares of common stock issuable upon exercise of the May 2023 A-4 Inducement Warrants; (iii) 19,048 shares of common stock upon exercise of the May 2024 Placement Agent Warrants; (iv) 283,752 shares of common stock upon exercise of the December 2023 A-1 Warrants; (v) 28,386 shares of common stock issuable upon exercise of the December 2023 A-2 Warrants; (vi) 21,283 shares of common stock issuable upon exercise of the December 2023 Placement Agent Warrants; (vii) 1,537 shares of common stock issuable upon of the July 2023 Underwriter Warrants; (viii) 983 shares of common stock issuable upon exercise of the May 2023 Placement Agent Warrants; (ix) 176 shares of common stock issuable upon exercise of the January 2023 Underwriter Warrants; (x) 1,116 shares of common stock issuable upon exercise of the December 2022 Underwriter Warrants and (xi) 1,089 shares of common stock issuable upon exercise of the July 2022 Underwriter Warrants.